Exhibit 99.1

Endwave Reports Fourth Quarter and Full Year 2009 Financial Results

Fourth Quarter Revenue Improves 14 Percent Over Third Quarter; Cash Balance Remains Strong

SAN JOSE, Calif.--(BUSINESS WIRE)--February 2, 2010--Endwave Corporation (Nasdaq: ENWV), a leading provider of high-frequency RF solutions for mobile communications networks, today reported financial results for its fourth quarter and full fiscal year which ended on December 31, 2009.

On April 30, 2009, Endwave sold its defense electronics and security (D&S) business for $28 million in cash. As a result, the company’s financial statements reflect the D&S business as a discontinued operation.

Revenues for the fourth quarter of 2009 were $3.6 million. This compares with revenues from these same operations of $3.1 million in the prior quarter and $5.3 million in the fourth quarter of fiscal 2008. Loss from continuing operations, calculated in accordance with accounting principles generally accepted in the United States (GAAP), for the fourth quarter of 2009 was $3.4 million, or $0.36 per share. Loss from continuing operations for the fourth quarter included an $878,000 write-down of inventory related to a key customers’ legacy product line. This compares with a loss from continuing operations of $2.6 million, or $0.27 per share, in the prior quarter, and a loss from continuing operations of $3.6 million or $0.39 per share in the fourth quarter of fiscal 2008.

Non-GAAP Results from Continuing Operations

Non-GAAP net loss in the fourth quarter of 2009 was $2.0 million, or $0.21 per share. This compares with non-GAAP net loss of $1.7 million, or $0.18 per share in the prior quarter and non-GAAP net loss of $2.3 million, or $0.24 per share in the fourth quarter of fiscal 2008.

For the fourth quarter of 2009, non-GAAP net loss was calculated by excluding certain restructuring charges of $1.2 million, inventory reserves and bad debt expense due to a customer liquidation of $191,000 and non-cash stock-based compensation expense of $32,000. For the third quarter of 2009, non-GAAP net loss was calculated by excluding non-cash stock-based compensation expense of $939,000, income from discontinued operations, net of tax of $41,000 and the reversal of certain restructuring charges that resulted in a gain of $21,000. For the fourth quarter of 2008, non-GAAP net loss was calculated by excluding loss from discontinued operations of $7.5 million, non-cash stock-based compensation expense of $734,000, and inventory reserves and bad debt expense due to a customer reorganization of $573,000.

Cash, cash equivalents and investments as of December 31, 2009 were $66.5 million, compared with $68.2 million as of September 30, 2009. On January 21, 2010, the Company repurchased all 300,000 shares of Endwave preferred stock from Oak Investment Partners XI, Limited Partnership (Oak Investments) for $36.0 million in cash. Including deal related fees and expenses the total cost of the repurchase was $36.2 million and the repurchase resulted in a corresponding decrease to cash, cash equivalents and investments.

Full Year 2009 Results

For the full year, revenues from continuing operations were $19.5 million, compared with $38.7 million for 2008.

GAAP net loss from continuing operations for the year ended December 31, 2009 was $10.6 million, or $1.12 per share, compared with GAAP net loss from continuing operations for 2008 of $4.0 million, or $0.43 per share. Non-GAAP net loss for the year ended December 31, 2009 was $6.0 million, or $0.63 per share, compared with a non-GAAP net loss for the year ended December 31, 2008 of $284,000, or $0.03 per share. For 2009, non-GAAP net loss was calculated by excluding income from discontinued operations of $17.6 million, net of taxes, certain restructuring charges of $2.4 million, non-cash stock-based compensation expense of $2.0 million, and inventory reserves and bad debt expense due to a customer liquidation of $191,000. For 2008, non-GAAP net loss was calculated by excluding loss from discontinued operations of $10.8 million, net of taxes, non-cash stock-based compensation expense of $3.1 million, and inventory reserves and bad debt expense due to a customer reorganization of $573,000.

“We are pleased to see the sequential improvement in revenue from our core module business. The traction and customer interest we are generating from our microwave integrated circuit product line, which we launched in September, provides us with added optimism,” said John Mikulsky, Endwave’s President and Chief Executive Officer. “We remain keenly aware of the uncertainty that persists in the global markets. Nevertheless, we believe our fourth quarter’s revenue gain is witness to our ability to deliver valuable products with the goal of broadening our opportunities now and as the economy improves.

“On January 21st, we announced the repurchase of all of our outstanding preferred shares from Oak Investments for $36.0 million in cash. We believe this decision to remove the overhang on our stock is in the best interest of our stockholders and enhances the strategic flexibility of the Company,” continued Mr. Mikulsky. “Our balance sheet remains strong and will enable us to fund our growth both organically and through selective acquisitions.”

Conference Call

Endwave Corporation will hold a conference call to discuss its financial results today at 1:30 p.m. Pacific time (PT). Investors are invited to participate in the conference call by dialing (480) 629-9723 (Conference ID: 4195007) by 1:20 p.m. PT. Starting approximately one hour after the completion of the live call, a replay will also be available until February 9. To access the recording, dial (303) 590-3030 (Access Code: 4195007). Investors are also invited to listen to a live and/or archived webcast of Endwave's quarterly conference call on the investor relations section of the Company's website at www.endwave.com. The webcast replay will be available for 90 days.

About Endwave

Endwave Corporation designs, manufactures and markets RF solutions that enable the transmission, reception and processing of high-frequency signals in mobile communications networks. Endwave has 41 issued patents covering its core technologies including semiconductor and proprietary circuit designs. Endwave Corporation is headquartered in San Jose, CA, with operations in Salem, NH and Chiang Mai, Thailand. Additional information about the Company can be accessed from the Company’s web site at http://www.endwave.com.

Use of Non-GAAP Financial Information

To supplement Endwave's condensed consolidated financial statements presented in accordance with GAAP, Endwave uses certain measures of financial performance that are non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. These non-GAAP measures may include gross margin, net income (loss) and net income (loss) per share data that are adjusted from results based on GAAP to exclude certain expenses, gains and losses. These non-GAAP measures are provided to enhance investors’ overall understanding of Endwave’s current financial performance and Endwave’s prospects for the future. Specifically, Endwave believes the non-GAAP measures provide useful information to both management and investors by excluding certain expenses that may not be indicative of its core operating results. These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. These non-GAAP measures included in this press release have been reconciled to the GAAP results in the attached tables.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995:

This press release and the conference call referred to in this press release may contain forward-looking statements within the meaning of the Federal securities laws and is subject to the safe harbor created thereby. Any statements contained in this press release or on the conference call that are not statements of historical fact may be deemed to be forward-looking statements. Words such as “plans,” “intends,” “expects,” “believes” and similar expressions are intended to identify these forward-looking statements. Information contained in forward-looking statements is based on current expectations and is subject to change. Actual results could differ materially from the forward-looking statements due to many factors, including the following: global economic conditions and their impact on our customers; volatility resulting from consolidation of key customers; our ability to achieve revenue growth and maintain profitability; our customer and market concentration; our suppliers’ abilities to deliver raw materials to our specifications and on time; our successful implementation of next-generation programs, including inventory transitions; our ability to penetrate new markets; fluctuations in our operating results from quarter to quarter; our reliance on third-party manufacturers and semiconductor foundries; acquiring businesses and integrating them with our own; component, design or manufacturing defects in our products; our dependence on key personnel; and fluctuations in the price of our common stock. Forward-looking statements contained in this press release and on our conference call should be considered in light of these factors and those factors discussed from time to time in Endwave's public reports filed with the Securities and Exchange Commission, such as those discussed under “Risk Factors” in Endwave’s most recent Annual Report on Form 10-K and subsequently-filed reports on Form 10-Q. Endwave does not undertake any obligation to update such forward-looking statements.

CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	December 31, 2009	December 31, 2008

Assets
Current assets
Cash and cash equivalents	$55,158	$33,998
Short-term investments	11,307	11,350
Accounts receivables, net	3,009	4,762
Inventories	4,879	14,454
Other current assets	788	738
Total current assets	75,141	65,302
Property and equipment, net	1,796	4,220
Other assets	179	218
Restricted cash	-	600
Total assets	$77,116	$70,340

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$1,726	$2,263
Accrued warranty	1,087	2,439
Accrued compensation	590	2,811
Other current liabilities	996	713
Total current liabilities	4,399	8,226

Other long-term liabilities	765	73
Total stockholders' equity	71,952	62,041
Total liabilities and stockholders' equity	$77,116	$70,340

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share amounts)
(unaudited)

	Three months ended		Twelve months ended
	December 31, 2009	December 31, 2008	December 31, 2009	December 31, 2008
Total revenues	$3,554	$5,272	$19,502	$38,696
Costs and expenses:
Cost of product revenues	3,366	4,127	14,791	26,227
Research and development	1,020	2,187	5,483	6,764
Selling, general and administrative	1,499	2,846	7,760	10,977
Restructuring	1,196	-	2,408	-
Total costs and expenses	7,081	9,160	30,442	43,968
Loss from continuing operations	(3,527)	(3,888)	(10,940)	(5,272)
Interest and other income (expense), net	12	217	209	1,242
Loss from continuing operations before benefit for income taxes	(3,515)	(3,671)	(10,731)	(4,030)
Benefit for income taxes	(73)	(88)	(105)	(66)
Loss from continuing operations	(3,442)	(3,583)	(10,626)	(3,964)
Income (loss) from discontinued operations, net of tax	-	(7,473)	17,571	(10,787)
Net income (loss)	$(3,442)	$(11,056)	$6,945	$(14,751)

Basic and diluted net loss per share from continuing operations	$(0.36)	$(0.39)	$(1.12)	$(0.43)
Basic and diluted net income (loss) per share from discontinued operations	$-	$(0.80)	$1.84	$(1.17)
Basic and diluted net income (loss) per share	$(0.36)	$(1.19)	$0.73	$(1.60)
Shares used in calculating basic and diluted net income (loss) per share	9,672,884	9,298,318	9,526,358	9,211,110

NON-GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (1)
(in thousands, except share and per share amounts)
(unaudited)

	Three months ended		Twelve months ended
	December 31, 2009	December 31, 2008	December 31, 2009	December 31, 2008
Total revenues	$ 3,554	$ 5,272	$ 19,502	$ 38,696
Costs and expenses:
Cost of product revenues	3,320	3,774	14,555	25,584
Research and development	1,068	2,014	5,157	6,121
Selling, general and administrative	1,274	2,065	6,146	8,583
Total costs and expenses	5,662	7,853	25,858	40,288
Loss from operations	(2,108)	(2,581)	(6,356)	(1,592)
Interest and other income (expense), net	12	217	209	1,242
Loss before benefit for income taxes	(2,096)	(2,364)	(6,147)	(350)
Benefit for income taxes	(73)	(88)	(105)	(66)
Net loss	$ (2,023)	$ (2,276)	$ (6,042)	$ (284)
Basic and diluted net loss per share	$ (0.21)	$ (0.24)	$ (0.63)	$ (0.03)
Shares used in calculating basic and diluted net loss per share	9,672,884	9,298,318	9,526,358	9,211,110

Basis of presentation:
1.Non-GAAP operating results exclude non-cash stock compensation expense, restructuring, costs and expenses related to a customer liquidation/reorganization and discontinued operations.

GAAP TO NON-GAAP NET INCOME (LOSS) RECONCILIATION
(in thousands)
(unaudited)

	Three months ended		Twelve months ended
	December 31, 2009	December 31, 2008	December 31, 2009	December 31, 2008
GAAP net income (loss )	$(3,442)	$(11,056)	$6,945	$(14,751)
Cost of product revenues, stock-based compensation expense	(40)	95	150	385
Cost of product revenues, inventory reserve due to customer liquidation/reorganization	86	258	86	258
Research and development, stock-based compensation expense	(48)	173	326	643
Selling, general and administrative, stock-based compensation expense	120	466	1,509	2,079
Restructuring	1,196	-	2,408	-
Bad debt expense due to customer liquidation/reorganization	105	315	105	315
(Income) loss from discontinued operations, net of tax	-	7,473	(17,571)	10,787
Non-GAAP net loss	$(2,023)	$(2,276)	$(6,042)	$(284)

CONTACT:
Summit IR Group Inc.
Mary McGowan, 408-404-5401
mary@summitirgroup.com